EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF

8 5/8% SENIOR SUBORDINATED NOTES DUE 2013

OF

SONIC AUTOMOTIVE, INC.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer of Sonic Automotive, Inc. (the “Company”) made pursuant to the Prospectus, dated            , 2003 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all documents required by the Letter of Transmittal to reach U.S. Bank National Association, as exchange agent (the “Exchange Agent”) prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, mail, overnight or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent on or prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery To:

U.S. Bank National Association, Exchange Agent

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Specialized Finance

Facsimile Transmission:

(651) 495-8158 (MN)

Confirm By Telephone:

(800) 934-6802 (MN)

Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Principal Amount of Old Notes Tendered*

$

Note Certificate Nos. (if available):

If Old Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

Account Number:

Name(s) of Record Holder(s): Address(es): Area Code and Telephone Number(s): Signature(s): Date:

*Must be in integral multiples of $1,000.

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any “eligible guarantor institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at its address set forth above, the Old Notes described above, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

(Authorized Signature)

Title:

Name:

Date:

Address:

Area Code and

Telephone Number: